UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2022
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On January 31, 2022, the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (“Cadence”) elected Mary Louise (ML) Krakauer as a director of Cadence, effective immediately.
The compensation of Ms. Krakauer will be consistent with Cadence’s compensation of its other non-employee directors in effect from time to time and as described in Cadence’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2021. In connection with Ms. Krakauer’s initial election to the Board and for her service on the Board for a portion of 2022, Ms. Krakauer has been granted an incentive stock award with a grant date fair value of $13,013.70 under Cadence’s 1995 Directors Stock Incentive Plan. The incentive stock award will fully vest on February 25, 2022, aligned with the vesting of annual incentive stock awards granted to Cadence’s other Board members in February 2021. Ms. Krakauer has also entered into Cadence’s standard indemnification agreement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.01	Cadence Design Systems, Inc. Press Release dated January 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 31, 2022

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Alinka Flaminia
Alinka Flaminia
Senior Vice President, Chief Legal Officer & Corporate Secretary